UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2016

ALERE INC.
(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts  02453
(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2015, Alere Inc. (the “Company”) filed a current report on Form 8-K announcing that Carla Flakne would retire from her position as Chief Accounting Officer of the Company effective as of March 31, 2016.  Ms. Flakne retired as announced, and on April 13, 2016, the Board of Directors appointed Jonathan Wygant as the Chief Accounting Officer of the Company effective as of that date.

Mr. Wygant has served as Vice President of Finance of the Company since January 4, 2016.  From August 2013 until he joined the Company, Mr. Wygant was the Senior Vice President, Controller and Chief Accounting Officer of CareFusion Corporation, a global medical device company.  From May 2010 to August 2013, Mr. Wygant was CareFusion’s Vice President, Finance and Assistant Controller, and from August 2009 to May 2010, he was CareFusion’s Director, Finance.  Before CareFusion’s spinoff from Cardinal Health, a global health services and products company, in August 2009, he served as Cardinal Health’s Director, Finance - Clinical and Medical Products. Mr. Wygant previously held various other accounting positions, including as a senior auditor with the accounting firm of PricewaterhouseCoopers LLP.

Mr. Wygant’s compensation consists of an annual salary of $300,000 and he is participating in the Alere Inc. 2016 Short-Term Incentive Plan, under which he is eligible to receive a cash bonus targeted at 45% of his base salary, the amount of which will depend on achievement of various performance-based criteria.  In January 2016, Mr. Wygant received a grant of 10,000 restricted stock units that vest in three equal installments on the first three anniversaries of the date of grant, and he will be eligible to participate in the Company’s long-term incentive program beginning in 2017, which is expected to consist of equity awards.  Mr. Wygant is entitled to participate in other benefits and programs available to the Company’s other officers.

Mr. Wygant has also been offered a Change of Control Severance Agreement substantially similar to the form made available to the Company’s other executives, except that Mr. Wygant’s agreement does not include any excise tax gross-up protections.  Instead, the agreement contains provisions that, in specified circumstances, would reduce the payments that Mr. Wygant would otherwise receive if necessary to avoid any such payment becoming non-deductible by the Company or subject to specified excise taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: April 19, 2016	By:	/s/ Douglas Barry
Name: Douglas Barry
Title: Associate General Counsel